Exhibit 10.1

                            CONSULTING AGREEMENT WITH
                               MICHAEL A. LITTMAN

                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is entered into this 2nd day of July, 2002 and is by and amongst ATNG, Inc. (the "Company") and Michael A. Littman (The "Consultant").

         WHEREAS, Consultant is skilled in providing legal services, and has provided legal services to Company in the past;

         WHEREAS, the Consultant has provided approximately $39,000 in legal services to the Company;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

     1. The Company hereby has engaged the Consultant for legal services and wishes to pay Consultant and has agreed to payment of fees due for services already rendered through issuance of stock.

     2. In consideration of the services already provided, Consultant shall receive up to 90,214 shares of the Company's common stock which shall be issued for the accrual due and owing as a result of prior services rendered to the Company by the Consultant and ongoing services. None of the services being compensated for involved merger/acquisition services, or capital raising transactions.

     3. The Company will register all the compensation shares pursuant to a registration statement on Form S-8.

     4. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have been given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

     5. This Agreement shall be governed by and interpreted pursuant to the laws of the state of Colorado. By entering into this Agreement, the parties agree to the jurisdiction of the Colorado courts with venue in Jefferson County, Colorado. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

     6. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

     IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.

CONSULTANT:                               COMPANY:
Michael A. Littman                        ATNG, INC.


/s/Michael A. Littman                     /s/George Betts
------------------                        --------------------
Michael A. Littman                        By: George Betts, President



                                       2